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                                                                  Exhibit 3.3(b)

                              ARTICLES OF AMENDMENT
                                       OF
                         B & K STEEL FABRICATIONS, INC.,
                             an Arizona corporation


      Pursuant to Section 10-058 of the Arizona Revised Statutes and any other applicable Section of the Arizona Revised Statutes as amended, B & K STEEL FABRICATIONS, INC., an Arizona corporation adopts the following Articles of Amendment to its Articles of Incorporation.

      ONE:  The name of the Corporation is B & K STEEL FABRICATIONS, INC.

      TWO:  The following amendment so adopted is:

      A second class of common stock shall be authorized and known as class B common stock which shall be non voting. All other common stock shall remain unchanged and be known as class A voting common stock. The authorized amount of class B stock shall be ten thousand shares. The authorized amount of class A stock shall remain at ten million.

      THREE: The Articles of Amendment were adopted by the Shareholders of the Corporation on February 21, 1989.

      FOUR: The number of shares of the Corporation outstanding presently are 1,000 shares of voting common stock with one vote per share and now classified as class A common stock.

      FIVE:  The vote for the amendment by the Shareholders was unanimous.

      IN WITNESS WHEREOF, we, the undersigned, have set our hands hereunto in duplicate this 16th day of May, 1989.

                              B & K STEEL FABRICATIONS, INC.
                              an Arizona corporation

                                    BY /s/  Gregory T. Biesen
                                       ------------------------------
                                       GREGORY T. BIESEN,
                                       Its President

                                    BY /s/  Daniel Kneifl
                                       ------------------------------
                                       DANIEL KNEIFL,
                                       Its Secretary
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STATE OF ARIZONA      )
                      ) ss.
County of Maricopa    )

      The foregoing instrument SUBSCRIBED AND SWORN TO before me, the undersigned Notary Public, by GREGORY T. BIESEN, on this the 16th day of May, 1989.


                                       ------------------------------
                                       Notary Public

My Commission Expires:

4/6/91

STATE OF ARIZONA     )
                     ) ss.
County of Maricopa   )

      The foregoing instrument SUBSCRIBED AND SWORN TO before me, the undersigned Notary Public, by DANIEL KNEIFL, on this the 16 day of May, 1989.


                                       ------------------------------
                                       Notary Public

My Commission Expires:

4/6/91


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